                            SALE OF CERTAIN ASSETS OF
                           TECHTEAM CAPITAL GROUP, LLC
                                       TO
                             NEWCO CONSULTANTS, LLC

                                  APRIL 3, 2000

DOCUMENT                                                                              TAB
--------                                                                              ---

Asset Purchase Agreement...............................................................1

* Bill of Sale, Assignment and Assumption Agreement....................................2

Registration Rights Agreement for David M. Sachs, Charles F. Barnes,
Gordon P. Sachs and Stephen D. Sachs...................................................3

Separation and Release Agreement for David M. Sachs, Charles F.
Barnes, Gordon P. Sachs and Stephen D. Sachs...........................................4

Service and Re-Marketing Agreement.....................................................5

* Promissory Note for Fixed Assets.....................................................6

* Promissory Note for Motor Vehicle....................................................7

* Promissory Note for Loan Receivables--Charles F. Barnes..............................8

* Promissory Note for Loan Receivables--Gordon P. Sachs................................9

* Promissory Note for Loan Receivables--David M. Sachs................................10

* Security Agreement for Fixed Assets.................................................11

* Certificate of Insurance for Fixed Assets naming Seller as Loss Payee...............12

* UCC Financing Statement for Fixed Assets............................................13

* Corporate Guaranty of National TechTeam, Inc........................................14

* Stock Pledge and Security Agreement --David M. Sachs................................15

* UCC Financing Statement Executed by David M. Sachs..................................16



DOCUMENT..............................................................................TAB
--------                                                                              ---

* Letter from David Sachs to David Schlaff authorizing delivery of stock certificates representing ownership of 25,000 shares of common stock of National
Tech Team, Inc.
to Robert A. Hudson...................................................................17

* Certificate of Seller's Authorized Representative Relating to the Accuracy
of Representations and Warranties and Compliance with Covenants.......................18

* Letter dated April 4, 2000 from R. Hudson to D. Schlaff re: lien on 25,000 shares of National TechTeam, Inc............................................19

* Seller's Certificate of Good Standing...............................................20

* Written Consent of the Board of Directors of
TechTeam Capital Group, LLC...........................................................21

* Certificate of Buyer's Authorized Representative Relating to the Accuracy
of the Representations and Warranties and Compliance with Covenants...................22

* Buyer's Certificate Relating to the Articles of Organization, Operating,
Agreement, Adoption of Resolutions Approving the Transaction and
Incumbency of Persons Executing the Agreements........................................23

* Buyer's Certificate of Good Standing................................................24


* - The Registrant agrees to furnish a copy of omitted documents to the Commission upon request.

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           TECHTEAM CAPITAL GROUP, LLC

                             NEWCO CONSULTANTS, LLC
                                       AND
                       GORDON P. SACHS, DAVID M. SACHS AND
                                CHARLES F. BARNES





                              AS OF MARCH 31, 2000

             This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 31st day of March, 2000, by and among NEWCO CONSULTANTS, LLC, a Michigan limited liability company ("Buyer"), GORDON P. SACHS, DAVID M. SACHS and CHARLES F. BARNES (all of whom are collectively referred to herein as "Affiliates"), and TECHTEAM CAPITAL GROUP, LLC, a Michigan limited liability company ("Seller").

                                    RECITALS

             WHEREAS, Seller is engaged in various business activities, including the lease of computer and other equipment (collectively, the "Business");

             WHEREAS, upon the terms and subject to the conditions of this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets owned by Seller and used in the operation of the Business, as more specifically identified herein (the "Purchased Assets");

             WHEREAS, the Affiliates are interested in the business and affairs of Newco and in the transactions contemplated by this Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                           SALE AND PURCHASE OF ASSETS

         1.1 Agreement of Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, transfer, assign, convey and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Buyer, and Buyer shall purchase, accept and acquire from Seller, all of the right, title and interest of Seller in and to the Purchased Assets. "Purchased Assets" shall mean the loan receivables and fixed assets that are specifically set forth on Schedule 1.1 attached hereto, and the master leases set forth on Schedule 10.1. Except as indicated on Schedule 3.3, the Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances"). Notwithstanding the provisions of this Section 1.1, nothing in this Agreement will constitute a transfer or an attempted transfer of any contract document or agreement which is not capable of being transferred without the consent, approval, waiver or novation of a third person or entity (including, without limitation, a governmental authority), or with respect to which such transfer or attempted transfer would constitute a breach thereof or a violation of any law, other than those for which such consents, approvals, waivers or novations have been obtained by the Seller prior to the Closing Date (such nontransferable contract documents and agreements being collectively referred to herein as the "Unassigned Contracts"). The Seller will not be obligated to transfer to the Buyer any of its rights and obligations in and to any of the Unassigned Contracts without first having obtained all consents, approvals, waivers and novations necessary for such transfers under the terms of such Unassigned Contracts or applicable law, and the failure to effect such transfer shall not constitute a breach of this Agreement so long as the Seller uses its best efforts to obtain such consents, approvals, waivers and/or novations following the Closing. Upon obtaining any such consent, approval, waiver or novation necessary to transfer an Unassigned Contract following the Closing, the Unassigned Contracts will, without further action, be deemed to be transferred to the Buyer. To the extent that the consents, approvals, waivers and novations referred to in this paragraph are not obtained by the Seller, the Seller will, as to each Unassigned Contract, use its best efforts after the Closing Date to provide to Buyer the benefits of such Unassigned Contracts, cooperate in any lawful arrangement designed to provide such benefits to the Buyer without incurring any obligation to any third party, and enforce, at the request of the Buyer, at the cost of and for the account of the Buyer, any rights of the Seller arising from any such Unassigned Contract (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the request of the Buyer).

             1.2 Assumed Liabilities. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing, the Buyer and the Affiliates shall assume and undertake to perform all of the liabilities and obligations of the Seller specifically described on Schedule 1.2 (the "Assumed Liabilities"). Except for the Assumed Liabilities, neither the Buyer nor the Affiliates shall assume and the Seller shall retain and remain responsible for, any and all liabilities and obligations of the Seller, including all liabilities and obligations with respect to the Business (collectively, the "Retained Liabilities").

             1.3 Purchase Price; Allocation.

                                            (a) Purchase Price. In addition to
                                       the assumption of the Assumed
                                       Liabilities, as the full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Seller the purchase price (the "Purchase Price") at the Closing as follows:

                           1. Delivery to Seller of the individual promissory notes of (i) Charles F. Barnes in the principal amount of Two Hundred Fifty-Eight Thousand Two Hundred Sixty-Four and 00/100 Dollars
                                       ($258,264.00); (ii) David M. Sachs in the principal amount of Four Hundred Twenty-Three Thousand Eight Hundred Fifty and 00/100 Dollars ($423,850.00); and
                                       (iii) Gordon P. Sachs in the principal
                                       amount of Four Thousand Five Hundred
                                       Fifty-Six and 00/100 Dollars ($4,556.00)
                                       (the "Loan Receivable Notes"), each
                                       substantially in the form of Exhibit A
                                       attached hereto.

                           2. Delivery to Seller of Buyer's Secured Promissory Note (the "Fixed Assets Note") in the amount of $28,098.90 substantially in the form of Exhibit B attached hereto.

                           3. Delivery to Seller of the promissory note of Charles F. Barnes in the principal amount of Twenty-Four Thousand Three Hundred Thirty-One and 53/100 Dollars ($24,331.53), substantially in the Form of Exhibit C attached hereto (the "Motor Vehicle Note").

                 (b) Allocation. The allocation of the Purchase Price and the Assumed Liabilities shall be as set forth on Schedule 1.3(B). Buyer and Seller agree to use such allocation in preparing their respective Internal Revenue Service Forms 8594 and all other reports to, and tax returns filed with, all governmental entities (including the Internal Revenue Service).

             1.4 Instrument of Conveyance and Transfer; Further Assurances. At the Closing, the Seller shall deliver to the Buyer a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit D attached hereto (the "Bill of Sale"), and such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the Buyer good title to the Purchased Assets in accordance herewith. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably request in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

                                    ARTICLE 2
                                     CLOSING

             The transactions contemplated hereby shall take place at a closing (the "Closing") at the offices of Butzel Long, 32270 Telegraph Road, Suite 200, Birmingham, Michigan at 3:00 p.m. local time on the 3rd day of April, 2000, unless another date or place is agreed to in writing by the Seller and the Buyer. The date on which the Closing actually occurs is referred to herein as the "Closing Date". In no event shall the Closing occur later than June 30, 2000 (the "Closing Date Deadline").

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

             3.1 Organization; Good Standing; Qualifications. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. Seller is qualified as a foreign limited liability company and is in good standing in each of the jurisdictions where the nature of the Business requires such qualification.

             3.2 Authority; Consent. The Seller has full power and authority to carry on the Business as now conducted. Seller has full power and authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. Except as set forth on Schedule 3.2, the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary company action; and (ii) do not and will not conflict with or violate the provisions of the articles of organization or operating agreement of the Seller, violate any law or regulation or any decree of any court or governmental body applicable to Seller or the Purchased Assets, or result in the imposition of any Encumbrance upon any of the Purchased Assets.

             3.3 Title to Purchased Assets. The Seller has good and valid title to the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.3.

             3.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 3, THE PURCHASED ASSETS ARE SOLD TO BUYER "AS IS, WHERE IS" AND SELLER DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS WITH REGARD TO THE PURCHASED ASSETS, THIS AGREEMENT OR THE RELATED DOCUMENTS (WHETHER EXPRESS OR IMPLIED), INCLUDING WITHOUT LIMITATION (a) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) ANY WARRANTY OF QUALITY, FUNCTIONALITY, OPERABILITY, USE OR PERFORMANCE OF THE PURCHASED ASSETS. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY SHALL SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR RELATING TO THE PURCHASED ASSETS, THIS AGREEMENT OR THE RELATED DOCUMENTS.

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF BUYER AND AFFILIATES

             4.1 Organization; Good Standing; Qualifications. The Buyer is a newly-organized limited liability company duly organized, validly existing and in good standing under the laws of Michigan. The Buyer is qualified and is in good standing in each of the jurisdictions where the nature of its business and assets so require.

             4.2 Authority; Consent. The Buyer has full power and authority to carry on its business as now conducted. The Buyer has full power and authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. Except as set forth on Schedule 4.2, the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary action; and (ii) do not and will not conflict with or violate the provisions of the articles of organization or operating agreement of the Buyer, violate any law or regulation or any decree of any court or governmental body applicable to Buyer, or require the consent or authorization of any third party.

             4.3 Ability to Perform. To the best of its knowledge, the Buyer currently has available sufficient funding to pay the Purchase Price and to enable the Buyer to consummate the other transactions contemplated by this Agreement.

             4.4 Buyer's Knowledge of Business. Buyer and the Affiliates acknowledge and agree that they are highly familiar with the details of the Business and the Purchased Assets by virtue of the fact that the Affiliates have conducted the Business since its inception. Buyer and the Affiliates are relying exclusively on their knowledge and understanding of the Business and the Purchased Assets in evaluating whether to proceed with the transactions contemplated by this Agreement and acknowledge that Seller has made no representations, oral, written or otherwise, as to the condition or value of the Purchased Assets or of the Business, except as set forth in this Agreement.

                                    ARTICLE 5
                       PRE-CLOSING COVENANTS OF THE SELLER

             The Seller hereby covenants and agrees that from and after the date hereof until the Closing:

             5.1 Access to Purchased Assets. The Seller shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets, in order that the Buyer may have full opportunity to make such investigations and inspections as it shall reasonably desire of the Purchased Assets.

             5.2 Maintenance of Purchased Assets. At all times before the Closing, the Seller shall maintain the Purchased Assets in accordance with past practices and Seller shall not take any actions outside the ordinary course of operations which would adversely effect the operating condition of the Purchased Assets.

             5.3 Closing Conditions. The Seller shall use all reasonable efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller.

                                    ARTICLE 6
                       PRE-CLOSING COVENANTS OF THE BUYER

                 The Buyer and the Affiliates hereby covenant and agree that, from and after the date hereof until the Closing they shall use all reasonable efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by them.

                                    ARTICLE 7
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

             The obligations of the Buyer and the Affiliates under this Agreement at the Closing and the consummation by them of the transactions contemplated hereby are subject to the satisfaction or fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Buyer:

             7.1 Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

             7.2 Performance of Obligations of the Seller. The Seller shall have performed and complied with all of its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with by it prior to or at the Closing.

             7.3 Closing Certificate. The Seller shall have delivered a certificate, signed by its duly authorized representative and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.

             7.4 Supporting Documents. The Buyer shall have received from the Seller the following:

                 (a) Certificate of the Secretary of State of the State of Michigan dated as of a recent date as to the due organization and good standing of the Seller; and

                 (b) Such additional supporting documents and other information as the Buyer or its counsel may reasonably request.

             7.5 Bill of Sale, Assignment and Assumption Agreement, Etc. The Buyer shall have received from the Seller a duly executed Bill of Sale, and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, and the Seller shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets, as described in Section 1.4.

             7.6 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

             7.7 Service and Remarketing Agreement. Seller shall have delivered to Buyer a copy of a Service and Remarketing Agreement, substantially in the form of Exhibit E attached hereto, duly executed by a duly-authorized representative of Seller.

             7.8 Corporate Guarantee. Buyer shall have received the corporate guarantee of Seller's parent company, National TechTeam, Inc., substantially in the form of Exhibit F attached hereto, guaranteeing the Seller's obligations under the Service and Remarketing Agreement.

             7.9 Registration Rights Agreement. National TechTeam, Inc. shall have delivered to each of Gordon P. Sachs, Charles F. Barnes, Stephen D. Sachs and David M. Sachs a Registration Rights Agreement, substantially in the form of Exhibit G attached hereto, duly executed by a duly authorized representative of Seller

             7.10 Existing Promissory Notes. Seller shall have delivered to Buyer the originals of the notes dated November 30, 1998 given by the following persons in the following Amounts, to be cancelled at closing:

Gordon P. Sachs        $4,696.69

Charles F. Barnes      $266,251.23

Capricorn Toys, Inc.   $85,585.52

David M. Sachs        $412,349.86



                                    ARTICLE 8
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

             The obligations of the Seller under this Agreement at the Closing and the consummation by the Seller of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer and the Affiliates, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Seller:

             8.1 Representations and Warranties. The representations and warranties made by the Buyer and the Affiliates in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

             8.2 Performance of Obligations of the Buyer. The Buyer and the Affiliates shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

             8.3 Closing Certificate. The Buyer and the Affiliates shall have delivered a certificate, signed by the Buyer's manager or by its members and by the Affiliates, respectively, dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereto.

             8.4 Payment of Purchase Price. The Buyer shall have tendered to the Seller payment of the Purchase Price.

             8.5 Supporting Documents. The Seller shall have received the following:

                (a) A certificate of the Secretary of State of Michigan, dated as of a recent date as to the due organization and good standing of the Buyer;

                (b) A certificate of the manager or the members of the Buyer dated the Closing Date, and certifying (i) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the members of the Buyer as in effect on the date of such certification approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Buyer of this Agreement and the Service and Remarketing Agreement, and (ii) as to the incumbency and signatures of certain officers, managers or members of the Buyer executing any instrument or other document delivered in connection with such transactions; and

                (c) Copies of all authorizations and consents referred to in
Section 4.2 hereof.

             8.6 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

             8.7 Service and Remarketing Agreement. Buyer shall have delivered to Seller a copy of a Service and Remarketing Agreement, substantially in the form of Exhibit E attached hereto, duly executed by a duly-authorized representative of Buyer.

             8.8 Security Agreement. Buyer shall have delivered to Seller a Security Agreement, substantially the form of Exhibit H attached hereto, granting Seller a security interest in certain of the Purchased Assets, duly executed by a duly authorized representative of Buyer.

             8.9 Stock Pledge. David M. Sachs shall have executed and delivered to Seller a Pledge and Security Agreement, substantially in the form of Exhibit I attached hereto, granting Seller a security interest in certain of Sach's shares of National TechTeam, Inc.

             8.10 Separation and Release Agreement. David M. Sachs, Gordon P. Sachs, Charles F. Barnes and Stephen D. Sachs shall have executed and delivered to Seller a Separation and Release Agreement, substantially in the of Exhibit J attached hereto.

             8.11 Registration Rights Agreement. David M. Sachs, Gordon P. Sachs, Charles F. Barnes and Stephen D. Sachs shall have each executed and delivered to Seller a Registration Rights Agreement, substantially in the form of Exhibit G attached hereto.

                                    ARTICLE 9
            COSTS; RISK OF LOSS; TRANSFER TAXES; PRORATION OF CHARGES

             9.1 Costs. Each party shall bear its own costs related to the negotiation and closing of this transaction.

             9.2 Certain Taxes and Fees. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and Taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be paid by the party responsible under applicable law.

             9.3 Proration of Certain Charges. The following Taxes, charges and payments ("Charges") shall be prorated on a per diem basis and apportioned between the Seller and the Buyer as of the date of the Closing: personal property, use, intangible taxes, license fees, and general assessments imposed with respect to the Purchased Assets. The Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the Closing Date and the Buyer shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the Closing Date.

                                   ARTICLE 10
                           ASSIGNMENT OF MASTER LEASES

             10.1 Assignment of Master Leases. At Closing, Seller shall assign to Buyer or Buyer's designee (the "Designee"), the master leases set forth of
Schedule 10.1 (the "Assigned Master Leases"). Specifically excluded from the master leases that Seller may assign to Buyer are the master leases with Consumers Power and its affiliates.

             10.2 Assumption of Master Leases. Upon assignment of the Master Leases to Designee or Buyer, Designee or Buyer, as the case may be, shall assume all of Seller's obligations under the Assigned Master Leases. Seller and Buyer each agree to execute an Assignment and Assumption Agreement for the purposes of
(i) assigning Seller's rights under the Assigned Master Leases to Buyer and (ii) Buyer assuming all of Seller's obligations and liabilities under the Assigned Master Leases.

                                   ARTICLE 11
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

             11.1 Survival of Representations and Warranties. The representations and warranties of the Seller and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing.

             11.2 Agreement to Indemnify by the Seller. Subject to the terms and conditions of Sections 11.4 and 11.5 hereof, the Seller agrees to indemnify and save the Buyer, the Affiliates, and each of their respective affiliates, members, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of, based upon, in connection with or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

                  (b) the breach or nonfulfillment of any covenant of the Seller contained in this Agreement; or

                  (c) the assertion against any Buyer Indemnitee or any of the Purchased Assets of any liability or obligation arising out of or based upon any of the Retained Liabilities.

             11.3 Agreement to Indemnify by the Buyer and the Affiliates. Subject to the terms and conditions of Sections 11.4 and 11.5 hereof, the Buyer and the Affiliates hereby agree to indemnify and save the Seller, its affiliates and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer or the Affiliates contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

                  (b) the breach or nonfulfillment of any covenant of the Buyer or the Affiliates contained in this Agreement;

                  (c) the assertion against any Seller Indemnitee of any of the Assumed Liabilities; or

                  (d) the assertion against any Seller Indemnitee of any claim by any customer of Buyer arising out of or related to any goods delivered by Buyer after the Closing Date.

             11.4 Claims for Indemnification; Limitations. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the Survival Date unless prior to the Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification. Neither the aggregate liability of the Buyer for all such claims under Section 10.3 (other than claims involving fraud or intentional misrepresentation), on the one hand, nor the aggregate liability of the Seller for all such claims under Section 11.2 (other than claims involving fraud or intentional misrepresentations), on the other hand, shall exceed the Purchase Price. The amount of any claim by the Buyer Indemnitee or the Seller Indemnitee for indemnity hereunder shall be reduced to reflect any actual tax savings received by the Indemnitee (as defined below) within three (3) years from the Closing Date that result from the liability that gave rise to such indemnity. The amount of any claim by the Buyers or the Sellers for indemnity hereunder shall be reduced to reflect any insurance proceeds recoverable by and paid to the Indemnitee relating to such claim, provided that the foregoing reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss.

             11.5 Claims.

                  (a) Any claim for indemnity under Section 11.2 or 11.3 shall be made by written notice from the party seeking to be indemnified (the "Indemnitee") to the party from which indemnification is sought (the "Indemnifying Party") specifying in reasonable detail the basis of the claim.

                  (b) When an Indemnitee seeking indemnification under Section
11.2 or 11.3 receives notice of any claims made by third parties ("Third Party Claims") which is to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice within a reasonable period thereof to the Indemnifying Party reasonably indicating the nature of such claims and the basis thereof. Upon notice from the Indemnitee, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, provided, however, that (i) the Indemnifying Party shall not settle any such claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the only remedy for such claim is monetary damages which are paid in full by the Indemnifying Party, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnitee, settle or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect to such claim. In connection with any claim involving any remedy other than monetary damages, the Indemnitee shall have the right to be kept informed and be consulted in connection with the resolution of such claim. The Indemnifying Party shall give notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within twenty (20) days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. If an Indemnifying Party does not give notice to the Indemnitee of its assumption of the defense of the Third Party Claim within twenty (20) days after the Indemnitee's notice is given, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 10.5, the Indemnifying Party shall pay all reasonable costs and expenses of such defense and shall be fully responsible for the outcome thereof. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent, which consent shall not be unreasonably withheld.

                  (c) Both the Indemnitee and the Indemnifying Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

             11.6 Effectiveness. The provisions of this Article 11 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

                                   ARTICLE 11
                                  MISCELLANEOUS

             12.1 Publicity. Except as required by law, all notices to third parties concerning the sale of the Purchased Assets and the other transactions contemplated by this Agreement prior to the Closing shall be subject to the prior written consent of the Seller, which shall not be unreasonably withheld but shall be as directed by Seller. Buyer shall cooperate with Seller to provide a written announcement of the transfer of assets hereunder to current lessees.

             12.2 Notices. All notices, requests, communications, invoices and payments required or permitted to be given under this Agreement shall be made in writing and shall be deemed duly given: (i) on the day when it is delivered personally or sent via telefax (with a copy of the telefax mailed that day),
(ii) on the next day after being deposited with an overnight, expedited carrier, postage prepaid, requiring a signed acknowledgment of receipt, or (iii) five (5) days after it is sent registered or certified mail, return receipt requested, to the other party at the following addresses and numbers:


     If to Buyer or the Affililates:        If to Seller:

     Newco Consultants, LLC                 National TechTeam, Inc.
     Attn: Mr. Charles Barnes               Attn:  Mr. A. Tam
     32255 Northwestern Highway             835 Mason Avenue
     Suite 200                              Suite 200
     Farmington Hills, MI 48334             Dearborn, MI  48124

     With a copy to:                        With a copy to:
     Robert J. Hadley, Esq.                 Robert A. Hudson, Esq.
     222 Merrill Street                     Butzel Long
     Suite 1010                             150 W. Jefferson, Suite 900
     Birmingham, , MI 48009                 Detroit, MI 48226
     Fax: (248) 594-0431                    Fax: (313) 225-7080


Either party may change the address to which any communication, report or payment is to be directed to it by giving written notice to the other in the manner provided in this Section.

             12.3 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

             12.4 Severability. The parties agree that if a competent authority shall rule any provision or provisions of this Agreement invalid, unlawful or unenforceable in whole or in part for any reason whatsoever, this Agreement shall remain binding between the parties and in full force and effect except for such invalidated provision or part thereof. Upon any such determination that a provision of this Agreement is invalid, unlawful or enforceable in whole or in part, the competent authority making such determination shall have the power to modify such invalidated provision so as to effect the original intent of the parties as closely as possible in an appropriate manner.

             12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, excluding any conflicts of laws provisions.

             12.6 Entire Agreement; Amendment. This Agreement (including all Exhibits, Schedules and other documents referenced herein and/or attached hereto, which are hereby incorporated herein by reference) sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof. This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by written instrument specifically referring to this Agreement and specifically stating that it amends, supersedes or cancels this Agreement or waives any of its terms, executed by all parties (or, in the case of a waiver, by the party waiving compliance).

             12.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

             12.8 Headings. The Section headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

             12.9 Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any breach of any provision of this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such breach, or a waiver of any breach of any other provisions.

             12.10 Remedies. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE.]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                       BUYER:

                                       NEWCO CONSULTANTS, LLC
ATTEST:

By:                                    By:
   --------------------------------       ----------------------------
Printed Name:                          Printed Name:
             ----------------------                 ------------------
Title:                                 Title:
       ----------------------------          -------------------------


                                       SELLER:

                                       TECHTEAM CAPITAL GROUP, LLC
ATTEST:

By:                                    By:
   --------------------------------       ----------------------------

Printed Name:                          Printed Name:
             ----------------------                 ------------------
Title:                                 Title:
       ----------------------------          -------------------------

ATTEST:                                   AFFILIATES:

By:
   --------------------------------       ----------------------------
Printed name:                             Gordon P. Sachs
              ---------------------
Title:
      -----------------------------

By:
    -------------------------------       ----------------------------
Printed name:                             Charles F. Barnes
             ----------------------
Title:
      -----------------------------

By:
    -------------------------------       ----------------------------
Printed name:                             David M. Sachs
             ----------------------
Title:
      -----------------------------
                                       14

                                  SCHEDULE 1.1

                                PURCHASED ASSETS

         The Purchased Assets shall include the items listed on this page, the 8 page(s) attached hereto and on Schedule 10.1.

         Loan Receivables Assigned to Buyer

         1. Note given by David M. Sachs dated November 30, 1998 in the principal amount of $412,349.86

         2. Note given by Capricorn Toys dated November 30, 1998 in the principal amount of $85,585.52.

         3. Note given by Charles F. Barnes dated November 30, 1998 in the principal amount of $266,251.23.

         4. Note given by Gordon P. Sachs dated November 30, 1998 in the principal amount of $4,696.69.





         The Purchased Assets shall not include any assets or property of the Seller other than those items specifically listed on Schedule 10.1, this page and on the attached 8 page(s). By way of example and not as an exhaustive list, Buyer shall not acquire any of Seller's (i) portfolio of master leases except for the Assigned Master Leases; (ii) intellectual property rights, including, but not limited to, the name "TechTeam Capital Group", and (iii) cash and accounts receivable of Seller.

                                  SCHEDULE 1.2

                               ASSUMED LIABILITIES

1. All of Seller's obligations and liabilities under that certain Office Lease between Seller and Great Lakes REIT, L.P. made as of the 30th day of July, 1999


2. All of Seller's obligations and liabilities under the Assigned Master Leases after the date of the assignment except for the obligation to fund the equity portion (up to $200,000) of any Schedules that have been previously written in the name of Seller and have not been funded, sold, assigned, transferred or otherwise disposed of as of the date of Closing. Buyer agrees to use its best efforts to fund, sell, assign, transfer or otherwise dispose of the obligation to fund the Schedules referred to above.

                                 SCHEDULE 1.3(B)

                                   ALLOCATION

                 [TO BE AGREED UPON BY THE PARTIES POST CLOSING]

                                  SCHEDULE 3.3

                        ENCUMBRANCES ON PURCHASED ASSETS

                                  SCHEDULE 4.2

                    BUYER CONSENTS, CONFLICTS AND VIOLATIONS

                                      NONE

                                  SCHEDULE 10.1

                                  MASTER LEASES

                                    EXHIBIT A

                            FORM OF LOAN RECEIVABLES
                                 PROMISSORY NOTE

                                    EXHIBIT B

                         FORM OF SECURED ASSET PURCHASE
                                 PROMISSORY NOTE

                                    EXHIBIT C

                    FORM OF PROMISSORY NOTE FOR MOTOR VEHICLE

                                    EXHIBIT D

            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT E

                    FORM OF SERVICE AND REMARKETING AGREEMENT

                                    EXHIBIT F

                           FORM OF CORPORATE GUARANTEE

                                    EXHIBIT G

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT H

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT I

                            FORM OF STOCK PLEDGE AND
                               SECURITY AGREEMENT

                                    EXHIBIT J

                    FORM OF SEPARATION AND RELEASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 31, 2000, by and among National TechTeam, Inc., a Delaware corporation (the "Company"), and David M. Sachs, Charles F. Barnes Gordon P. Sachs and Stephen D. Sachs (each individually a "Shareholder" and collectively the "Shareholders").

         WHEREAS, the Company and the Shareholders are parties to a certain Separation and Release Agreement of even date herewith (the "Separation Agreement"), pursuant to which the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 1 hereof.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of Detroit, Michigan, are authorized by law, regulation or executive order to close.

         (b) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         (c) "Demand Registration Statement" shall have the meaning set forth in
Section 2.

         (d) "Contingent Shares" means the shares of Common Stock issued pursuant to the Separation Agreement.

         (e) "Prospectus" has the meaning set forth in Section 5.

         (f) "Piggyback Registration Statement" has the meaning set forth in
Section 5.

         (g) "Person" means any individual, corporation, partnership, limited partnership, limited liability company, or other business entity.

         (h) "Registrable Securities" means (x) the Contingent Shares and (y) any securities issued or issuable in respect of or in exchange for any of the Contingent Shares by way of a stock dividend or stock split or in connection with a combination of the Contingent Shares, recapitalization, reclassification, merger, consolidation, or exchange offer. For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company following the Company's receipt of an opinion of counsel reasonably satisfactory to it that the issuance and delivery of such a certificate is legal and proper under this Agreement and applicable law, (iv) with respect to a particular Shareholder, on the date on which all of that Shareholder's remaining Registrable Securities could be sold in a single transaction in compliance with Rule 144 under the Securities Act, or (v) when such Registrable Security shall have ceased to be outstanding.

         (j) "Registration Statement" means a Piggyback Registration Statement or a Demand Registration Statement.

         (k) " Representative" means Charles F. Barnes.

         (l) "Securities Act" means the Securities Act of 1933, as amended.

         (m) "Termination Date" means the first date on which no Registrable Securities are outstanding.

         (n) Other terms shall have the meaning ascribed to them in the recitals and other sections of this Agreement.

2.       DEMAND REGISTRATION.

         a) Demand. Upon repayment of all indebtedness owed to the Company by all of the Shareholders or any affiliates of the Shareholders, the Shareholders shall have the right to require the Company to file one registration statement (the "Demand Registration Statement") with the Securities and Exchange Commission under the Securities Act, covering the sale of not less than 50,000 and not more than 350,000 shares of Registrable Securities. The right of the Shareholders to require the Company to file a Demand Registration Statement shall be exercised on behalf of the Shareholders by the Representative giving written notice to the Company indicating the Shareholders who wish to have Registrable Securities included in the Demand Registration and the amount of Registrable Securities to be included for each such Shareholder. Upon receipt of such notice the Company will follow the procedures contained in Sections 5 and 6, provided that, in any event, the Demand Registration Statement shall be filed with the Securities and Exchange Commission within 60 days after the Company shall have received such notice from the Representative or as soon thereafter as practicable. Subject to Section 3(c) below, all of the Shareholders shall be entitled to participate in the Registration;

provided, however, that the aggregate number of shares to be registered shall not exceed 350,000.

         (b) Number of Shares. In the event that the Shareholders have sold Registrable Securities pursuant to a Piggyback Registration Statement prior to the exercise of the right to a Demand Registration, the maximum amount of Registrable Securities shares that may be sold pursuant to a Demand Registration will be reduced by the amount of Registrable Securities sold pursuant to a Piggyback Registration Statement.

3.       PIGGYBACK REGISTRATIONS.

         (a) Notice. Whenever the Company proposes to register any of its Common Stock under the Securities Act for sale in an underwritten public offering, other than pursuant to a registration on Form S-8 or Form S-4, or any other form which in the future may be approved by the SEC in lieu of such forms for the same purposes (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to Sections 3(c) and 3(d), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Priority in Primary Registrations. If a Piggyback Registration is an underwritten offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include securities in such registration in the following order of priority: (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the Shareholders and all Common Stock requested to be included in such registration by other holders of Common Stock having registration rights (the "Other Common Stock"), pro-rata based on the respective number of shares of Common Stock held by each Shareholder and other holder of Common Stock.

         (c) Priority in Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include securities in such registration in the following order of priority: (i) first, the Registrable Securities requested to be included in such registration by the Shareholders requesting such registration, (ii) second, all Other Common Stock requested to be included in such registration by other holders of Common Stock having registration rights (except for such Common Stock included in the immediately preceding clause (i)), pro-rata based on the respective number of shares of Common Stock held by each

Shareholder and other holders of Common Stock, and (iii) third, additional securities of the Company requested to be included in such registration.

4. Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

5.       Registration Procedures.

         (a)      Company Procedures.

                  (i) Whenever this Agreement requires, or the holders of Registrable Securities have requested (as permitted hereunder), that any Registrable Securities be registered pursuant to this Agreement, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will, as expeditiously as possible, subject to the requirement set forth in Section 2(a) of the Company filing a Demand Registration Statement within 60 days or as soon thereafter as practicable:

                           (A) prepare and file with the Securities and Exchange
                  Commission a Registration Statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter;

                           (B) prepare and file with the Securities and Exchange
                  Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days (plus, in the case of the Demand Registration, any extension period required pursuant to
                  Section 6(b) plus any period during which the Shareholders are unable to sell Registrable Securities due to an event described in Section 5(a)(i)(F)) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;

                           (C) furnish each seller of Registrable Securities
                  such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (D) use all reasonable efforts to register and
                  qualify such Registrable Securities under the securities or blue sky laws of such states and the District of Columbia as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states and the District of Columbia of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                           (E) notify each seller of such Registrable Securities
                  of the happening of any event of which the Company becomes aware, as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, as promptly as is practicable, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (F) notify each seller of any securities covered by
                  such Registration Statement (1) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (2) of any request by the Securities and Exchange Commission to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (3) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (4) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes, (5) of the happening of any event that makes any statement made in such Registration Statement, any then effective Prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in such Registration Statement, Prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (6) of the Company's determination that a further post-effective amendment to such Registration Statement would be appropriate;

                           (G) use reasonable efforts to cause all such
                  Registrable Securities to be listed on the NASD automated quotation system;

                           (H) otherwise use all reasonable efforts to comply
                  with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                           (I) in the event of the issuance of any stop order
                  suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will use all reasonable efforts promptly to obtain the withdrawal of such order.

          (b)     Shareholder Procedures.

                  (i) In connection with any Registration Statement, the Company may require each Shareholder to furnish to the Company such information regarding such Shareholder and his or her proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing.

                  (ii) Each Shareholder agrees to cooperate and timely provide all necessary information to the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of such Shareholder.

6. Demand Registration Selling Restrictions. The following provisions shall apply to the Demand Registration:

         (a) Notice to Company. The Representative agrees to notify the Company at least two (2) Business Days prior to any disposition of Registrable Securities pursuant to the Demand Registration Statement of a Shareholder's intent to dispose of such Registrable Securities. Such notice shall be in writing, by facsimile or by a telephone conversation with either the Company's Chief Financial Officer, General Counsel or Director of Investor Relations, at the address, facsimile number or the phone number, as the case may be, of the Company, all as set forth in Section 11 below. The Company will exert reasonable efforts to respond to such notice by the next Business Day, but in any event, the Company shall respond no later than the second Business Day following the date of receipt. Such response shall consist of one of the following:

                  (i) an oral or written confirmation that the Company knows of no reason why the Shareholder should not proceed with the proposed sale or disposition; or

                  (ii) a notification that the proposed disposition must be delayed for a period of up to thirty (30) days as provided in Section 6(b) or

                  (iii) a confirmation from either the Chef Financial Officer or the General Counsel of the Company that the Company requires a limited time, not to exceed five (5) Business Days following the receipt of the Company's receipt of the Shareholder's notice, within which to determine which of the foregoing responses is appropriate under the circumstances.

         (b) Restriction on Sale. The Company may restrict disposition of such Registrable Securities, in which event each Shareholder agrees not to dispose of such Registrable Securities; provided that:

                  (i) the Company shall have delivered a notice in writing to the Representative stating that a delay in the disposition of Registrable Securities is necessary because the Company, in its reasonable judgment, exercised in good faith, has determined that such sales of Registrable Securities would require public disclosure by the Company of material nonpublic information that the Company deems advisable not to disclose;

                  (ii) in the event of the delivery of the notice described in
         (i) above by the Company, the Company shall exert commercially reasonable efforts to amend the Demand Registration Statement or amend or supplement the Prospectus, if necessary and to take all other actions necessary to allow the proposed disposition to take place as promptly as practicable after the conditions referred to therein have ceased to exist;

            (iii) the Company agrees to use all commercially reasonable efforts to keep the Demand Registration Statement, as amended pursuant to this Section 6(b), effective for an additional period of time equal to the period during which sales were restricted pursuant to this
         Section 6(b).

         (c) Discontinuance of Sale. Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in any of Sections 5(a)(i)(F)(1)-(6), such Shareholder shall forthwith discontinue all sales and distributions of Registrable Securities pursuant to the then-current Prospectus until the Representative receives copies of a supplemental or amended Demand Prospectus as contemplated by Section 6(c)(ii), or until the Representative is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, the Representative will deliver to the Company all copies then in the possession of the Shareholders of the Prospectus in effect with respect to the Registrable Securities at the time of such notice by the Company. The Company shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of an amendment to the Demand Registration Statement and/or the filing of an amended Prospectus or a Prospectus supplement, to limit the duration of any discontinuance with respect to the sale and distribution of Registrable Securities pursuant to this Section 6(d).

         (e) Restrictions Cumulative. The restrictions described herein are in addition to, and not in limitation of, any other restrictions that may be applicable to each of the Shareholders, including, without limitation any restrictions under applicable securities laws (such as the Company's employee insider trading policy and general restrictions against trading in Company securities while in possession of material non-public information concerning the Company).

         7.  Registration Expenses.

         (a) The Company will bear all expenses of registration, except for any underwriting spread and brokerage commission and transfer taxes incurred in connection with sales of the Registrable Stock and except for expenses of any legal counsel selected by the Shareholders to represent them in connection with the sale of the Registrable Stock.

         (b) Payment by Selling Shareholders. To the extent registration expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those registration expenses allocable on a share-by-share basis to the registration of such holder's securities so included, and any registration expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

8.       Indemnification.

         (a) Company Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Securities, any underwriter for such registration and each person or entity, if any, controlling such seller or underwriter within the meaning of the Securities Act or the Exchange Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) to which such seller, underwriter or controlling person or entity, as the case may be, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following (collectively, "Violations"):

                  (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                  (iii) any violation or alleged violation by the Company, in connection with such registration, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law;

provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by any such seller, underwriter or controlling person or entity.

         (b) Selling Shareholder Indemnification. Each seller of Registrable Securities shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such seller for use therein, or if such offering is not an underwritten offering, by such seller's failure to deliver a copy of the Registration Statement, Prospectus or any amendment or supplement thereto after the Company has furnished such seller with a sufficient number of copies of the same. In no event shall any indemnification obligation under this Section 8(b) or by any seller under Section 8(d) exceed the net proceeds from the offering received by such seller.

         (c) Notice of Claim. Each party entitled to indemnification under this
Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d) Contribution. If for any reason the indemnification provided for in this Section 8 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

9. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Reports Under Exchange Act. With a view to making available to the holders of the Registrable Securities the benefits of Rule 144 and any other rule or regulations of the Securities and Exchange Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to do all of the following:

         (a) Public Information. Make and keep public information available as contemplated in Rule 144, at all times;

         (b) SEC Reports. File with the Securities and Exchange Commission all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) Rule 144 Statement. Furnish to any holder, so long as such holder owns any of the Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed with the Securities and Exchange Commission by the Company as may be reasonably requested in availing any holder, under any rule or regulation of the Securities and Exchange Commission, of the right to sell any such Registrable Securities without registration.

11.      Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the holders of Registrable Securities in this Agreement.

         (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

         (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns. No Shareholder may assign his or her rights or obligations under this Agreement without the prior written consent of the Company.

         (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of Michigan.

         (i) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, facsimile, or overnight delivery service addressed as follows:

     If to Acquisition Company or:               With a copy to:

         National TechTeam, Inc.                     Robert A. Hudson, Esq.
         835 Mason Avenue, Suite 200                 Butzel Long
         Dearborn, Michigan 48124                    150 W. Jefferson, Suite 900
         Attn:  Mr. A Tam                            Detroit, MI  48226

     If to Representative or any Shareholder:    With a copy to:

         Newco Consultants, LLC                      Robert J. Hadley, Esq.
         32255 Northwestern Highway                  222 Merrill Street
         Suite 200                                   Suite 1010
         Farmington Hills, MI 48334                  Birmingham, MI 48009

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.



                    SIGNATURES APPEAR ON THE FOLLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            NATIONAL TECHTEAM,  INC.

                                            By:
                                                --------------------------------

                                            Its:
                                                --------------------------------

                           SHAREHOLDERS

------------------                          -----------------------
David M. Sachs                                  Charles F. Barnes


------------------                          -----------------------
Gordon P. Sachs                                 Stephen D. Sachs

                        SEPARATION AND RELEASE AGREEMENT


         AGREEMENT dated as of the 31st day of March, 2000 by and among National TechTeam, Inc., a Delaware corporation ("TechTeam"); TechTeam Capital Group, LLC, a Michigan limited liability company ("TTCG"), and David M. Sachs ("David Sachs"), Charles F. Barnes ("Barnes") Gordon P. Sachs ("Gordon Sachs") and Stephen D. Sachs ("Stephen Sachs") The foregoing individuals are hereinafter collectively referred to as the "Employees."

                                    RECITALS

         WHEREAS, David Sachs is an employee of TTCG under a certain Employment Agreement dated as of January 31, 1998 ("Employment Agreement");

         WHEREAS, Barnes, Gordon Sachs and Stephen Sachs are presently employees of TTCG;

         WHEREAS, Newco Consultants, LLC, a new company, organized by certain of the Employees wishes to purchase certain of the assets of TTCG, which transaction is the subject of a separate agreement and instruments between the parties hereto or their affiliates ("TTCG Sale"); and

         WHEREAS, Employees on the one hand, and TechTeam and TTCG on the other hand, each wish to terminate the existing relationships between them and, except for certain limited rights and obligations that are specifically reserved or excluded herein, fully and finally to release each other from any and all liability existing by virtue thereof or from any other reason or thing.

         NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


         1. Contingent Shares. TechTeam agrees, subject to the terms and conditions set forth herein, to issue to the Employees the number of shares of the restricted common stock of TechTeam ("Contingent Shares"), which shall be determined as set forth below and which shares shall be issued to the Employees in the nearest whole shares that equal the proportions set forth opposite their names:

         David Sachs       -       50%
         Charles Barnes    -       25%
         Gordon Sachs      -       25%

Issuance of the Contingent Shares shall be subject to the following terms and conditions:

                  (a) the number of shares to be issued shall be determined as follows:

                           (i) Step One: the attached Schedule 1 contains a
                  preliminary calculation of the number of Contingent Shares that has been determined based solely upon (A) the actual financial results of TTCG for the period from 2/1/98 through 2/29/00 and (B) pro-forma financial results of TTCG for the period from 3/1/00 through 12/31/01. The Contingent Shares shown on Schedule 1 shall be the "Base Number" for purposes of the calculation.

                           (ii) Step Two: Not later than January 31, 2001,
                  TTCG's accountants shall prepare TTCG's financial statements for the ten months ended 12/31/00 in accordance with generally accepted accounting principles, consistently applied. Schedule 1 shall then be revised (to prepare a "Revised Schedule 1") as follows:

                           (A) TTCG's net operating income for the ten months ended 12/31/00 shall be substituted for the same period results in the pro-forma financial results referenced in (i)(B) above and,

                           (B) only in the event that TTCG's net operating income for the ten months ended 12/31/00 is greater than or less than the Profit/Loss shown on Schedule 1 by a factor of 15%, Employees will prepare, or cause to be prepared, a revised pro-forma financial projection for TTCG for 2001 which will be prepared consistently with the methodology and principles utilized in the preparation of (i)(B) above, and that revised pro forma shall be substituted for the pro forma referenced in (i)(B) above.

                           Following the above calculations, the Base Number of Contingent Shares will be increased or reduced, as appropriate, by the difference, if any, between the original Schedule 1 and the Revised Schedule 1. That resulting number of Contingent Shares will be the number to be issued to the Employees and TechTeam shall, no later than February 15, 2001 instruct its transfer agent to issue the proper number shares to Employees. Notwithstanding any of the foregoing, in no event shall the number of Contingent Shares exceed 325,000 shares of TechTeam stock.


                  (b) For the purpose of determining the Contingent Amount and the number of Contingent Shares, the parties agree that interest on inter-company borrowings between TTCG and TechTeam prior to March 31, 2000 shall be included as a cost item. The parties further agree that for the period between April 1, 2000 and December 31, 2001, interest on intercompany borrowings between TTCG and TechTeam shall not be included as a cost item for purposes of determining the Contingent Amount and the number of Contingent Shares and in addition any future gains or losses to TTCG that result from the sale of assets that are coming off Leases shall be excluded from calculation of the Contingent Amount and the number of Contingent Shares.

                  (c) The pro-forma financial results have been prepared solely by the Employees without any direction or influence from any other persons. The parties further confirm that neither TechTeam nor TTCG shall have any obligation (nor do they have any intention) to take any actions to increase the business of TTCG.

                  (d) The accounting effect of any sale, transfer, assignment, or disposition of any of TTCG's right, title, or interest in the assets of TTCG shall have no effect upon the calculation of the Contingent Amounts or the number of Contingent Shares.

                  (e) Any change by either TTCG, its parent company, or its outside public accountants in the carrying value or rate of depreciation of any of TTCG's assets (except for assets added to the portfolio for the first three months of 2000) shall have no effect for purposes of calculating the Contingent Amount or the number of Contingent shares.

                  (f) Issuance of the Contingent Shares shall be subject to the condition precedent that all outstanding indebtedness under the promissory notes ("Notes") given by Newco and by the Employees to TTCG in connection with the TTCG Sale shall have been discharged. In the event such indebtedness shall not have been discharged by January 31, 2001, TechTeam shall be entitled to direct the transfer agent to issue to it the nearest whole number of Contingent Shares, based upon the closing price of TechTeam common stock on the last trading day prior to January 15, 2001 on the NASDAQ National Market System (or such on such other national exchange on which it may then be listed), as shall be sufficient to discharge in full the outstanding indebtedness, and to issue any remaining Contingent Shares to the Employees.

                  (g) The Contingent Shares issued to Shareholder will have certain registration rights as set forth in a separate Registration Rights Agreement of even date herewith.

      2. Application of Preferred Dividends. All preferred dividends to which David Sachs is entitled pursuant to the TTCG's Declaration of Preferred Dividends shall be applied to payment of the Loan Receivables promissory note to be delivered by David Sachs to TTCG in connection with the Sale. Any preferred dividends payable over and above the outstanding unpaid balance of the loan shall be payable to David Sachs.

      3. Termination of Employment. Employees each hereby resign all of their respective officer and employee positions with TTCG effective as of the close of business on March 31, 2000. David Sachs shall continue as a director of TTCG.

      4. Termination of Employment Agreement. The Employment Agreement shall be terminated effective March 31, 2000. In consideration of the termination of the Employment Agreement and in full discharge and satisfaction of all of TTCG's and TechTeam's obligations under the Employment Agreement, TTCG shall (a) pay to David Sachs, as severance pay, the sum of $166,666.67 dollars (from which TTCG shall deduct all required withholdings for taxes, FICA, FUTA Medicare and any other required withholdings), and (b) if David Sachs elects COBRA coverage, reimburse David Sachs for the amount of the COBRA continuation coverage premiums for the period through January 31, 2001. The period during which TTCG reimburses David Sachs' COBRA continuation coverage will count as part of the period during which David Sachs is entitled to exercise COBRA rights. Aside from the foregoing, David Sachs shall not have any further rights, benefits or entitlements of any nature whatsoever by virtue of the Employment Agreement or his employment with TTCG.

      5. Stock Options. Subject to approval by the Board of Directors of TechTeam, TechTeam will permit each Employee other than David Sachs to exercise all options that are vested but unexercised as of March 31, 2000 through the date on which they would have otherwise expired had the Employee been employed with the Company. David Sachs' stock options will continue to be governed by the provisions his non-qualified Stock Option Agreement dated January 31, 1998.

      6. Condition Precedent. The obligations of the parties hereunder are subject to the condition that all of the conditions precedent to closing the TTCG Sale shall have been completed to the satisfaction of TechTeam and TTCG, and the Closing shall have occurred.

      7. Mutual Releases. Except for (i) any rights or remedies of TTCG with respect to transactions involving Capricorn Capital Group de Mexico, S.A. de C.V., and (ii) the obligations of the parties under this Agreement and under the Sale Agreement, TechTeam and TTCG, on the one hand, and the Employees, on the other hand, hereby mutually release, acquit, and forever discharge each other, together with each other's agents, employees, attorneys, insurers, successors, heirs and assigns, of and from any and all claims, causes, debts, liabilities, obligations, security interests in real or personal property, or causes of action of any kind or nature, known or unknown, suspected or unsuspected, contingent or liquidated, at law or in equity, arising or accruing at any time from the beginning of the world up to and through the date of this Agreement, or otherwise based upon facts or circumstances in existence as of the date of this Agreement. The releases herein shall include, without limitation, all claims arising out of termination of Employees' employment with TTCG, including all claims for breach of contract, retaliatory or wrongful discharge, and discrimination under any state or federal law, including, without limitation, the federal Age Discrimination in Employment Act.

      8. Acknowledgements by Employees. Employees each acknowledge that they have had at least 21 days in which to consider this Agreement and have been advised in writing to consult with an attorney before signing it. Employees have read and understand this Agreement, including the release of claims, and voluntarily accept its terms and conditions. Employees acknowledge that they are not signing this Agreement under duress or coercion or undue influence of any kind on the part of the TTCG or TechTeam. Employees understand that this Agreement will not be effective or enforceable for seven days following the date of their signatures below and that during this time, and this time only, Employees may revoke this Agreement. Any revocation must be in writing, signed by the Employee choosing revocation, and delivered or mailed to TTCG and the Company so as to arrive within seven days of the date he signed this Agreement. Employees acknowledge that no one has made representations to them concerning the terms or effect of this Agreement other than as specifically stated herein.

      9. Covenant Not to Sue. Each Employee agrees that he will not commence or prosecute any action or proceeding against TechTeam, TTCG, or any of the other persons released by him herein, in any court, arbitration tribunal or other tribunal, on account of any claim arising, directly or indirectly, out of any of the facts and matters with respect to which Employees have given his release or out of the grant or ownership of TechTeam's common stock or options to purchase such stock (excluding only any claims arising out of the covenants of TechTeam in this Agreement). For breach of this covenant, each Employee shall be liable for all of such releasees' costs in investigating, defending or otherwise prosecuting any such action or actions brought by such Employee, including their reasonable attorney's fees.

     10. Representations and Warranties of Employees.

         (a) Employees hereby acknowledge that the Contingent Shares to be received by Employees will be acquired for Employees' own account and without any view to the distribution of any part thereof without registration under applicable federal and state securities laws. Employees represents that they do not have any agreements or arrangements to sell, transfer or grant participations with respect to the Contingent Shares.

         (b) Employees understand that the Contingent Shares will not be registered prior to their issuance under the United States federal or state securities laws in reliance upon exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that TechTeam's reliance on such exemption is predicated on Employees' representations set forth herein. The Contingent Shares will be subject to registration as provided in Section 1(d).

         (c) Employees represent that each of them has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment in the Contingent Shares and has the ability to bear the economic risks of such investment. Employees further represents that they have had (i) access to TechTeam's filings with the Securities and Exchange Commission, (ii) the opportunity to ask questions of, and receive answers from, TechTeam concerning TechTeam and its business and (iii) the opportunity to obtain additional information (to the extent

     TechTeam possessed such information or could acquire it without unreasonable expense) necessary to verify the accuracy of any information received or to which Employees had access.

         (d) Employees understand and agree that the Contingent Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state laws, unless exemptions from registration requirements are available, and that in the absence of an effective registration statement covering those shares or an available exemption from applicable registration requirements, those shares must be held indefinitely. In particular, the Contingent Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met.

         (e) Employees agree that they will not offer, sell, mortgage, pledge or otherwise dispose of any of the Contingent Shares (other than pursuant to an effective registration statement under the Securities Act) unless and until Employees deliver an opinion of counsel satisfactory to TechTeam that registration under applicable United States federal or state securities laws is not required.

         (f) Employees agree that all certificates for Contingent Shares shall bear the following legend (which legend will be removed when the registration statement for those shares is declared effective by the SEC):

         These securities have not been registered, qualified, recommended, approved or disapproved under United States federal securities law or state securities laws. The shares represented by this certificate may not be sold, transferred or otherwise disposed of by an investor without (i) registration under United States federal and state securities laws, or (ii) delivery of an opinion of counsel satisfactory to the corporation that neither the sale nor the proposed transfer constitutes a violation of any United States federal or state securities law.

     (h) Employees have prepared Schedule 1 in good faith and based upon their reasonable and good faith estimates of the pro-forma results of TTCG and in accordance with recognized principles in preparation of financial projections.

     11. Further Assurances. Employees shall, from time to time, upon reasonable request of TTCG or TechTeam, and without any further consideration, execute and deliver such additional papers, instruments and documents and take such further action and give such further assurances as may be necessary, proper or convenient to give effect to this Agreement or to assist TTCG or TechTeam with respect to meeting their obligations for reporting, recordkeeping or documenting actions taken in connection with the operations of TTCG and Employees' positions as officers or directors or employees thereof.

     12. General

     (a) Entire Agreement. This Agreement and the Sale Agreement, together with each other agreement among the parties to be executed and delivered at the closing of the TTCG Sale, constitute the entire agreement among the parties pertaining to the subject matter thereof and supercede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no other agreements between the parties in connection with the subject matter thereof except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted.

     (b) Successors and Assigns. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties' respective successors, assigns, heirs and personal representatives. This Agreement is not intended to confer upon any person other than the parties and their successors any rights or remedies under or by reason of this Agreement.

     (c) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, forwarded by overnight air express and receipted for by an agent of the recipient or mailed by registered or certified United States Mail, postage prepaid and return receipt requested, to the following address (or to such other address of the party as shall have been specified to the other parties to this Agreement):

     If to TechTeam or TTCG:


                             National TechTeam, Inc.
                                Attn: Mr. A. Tam
                                835 Mason Avenue
                               Dearborn, MI 48124

                                 With a copy to:
                             Robert A. Hudson, Esq.
                                   Butzel Long
                           150 W. Jefferson, Suite 900
                                Detroit, MI 48226


     If to Employees, to such Employee at:

                           32255 Northwestern Highway
                                    Suite 200
                           Farmington Hills, MI 48334

                                 With a copy to:
                             Robert J. Hadley, Esq.
                               222 Merrill Street
                                   Suite 1010
                              Birmingham, MI 48009

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                            NATIONAL TECHTEAM, INC.
ATTEST:

By:                                    By:
   ---------------------------------      ---------------------------------
Printed Name:                          Printed Name:
              ----------------------                 ----------------------
Title:                                 Title:
       -----------------------------          -----------------------------

                                             TECHTEAM CAPITAL GROUP, LLC

ATTEST:

By:                                    By:
   ---------------------------------      ---------------------------------
Printed Name:                          Printed Name:
              ----------------------                 ----------------------
Title:                                 Title:
       -----------------------------          -----------------------------

                                             DAVID M. SACHS

                                             --------------------------------


                                             CHARLES F. BARNES

                                             --------------------------------


                                             GORDON P. SACHS

                                             --------------------------------


                                             STEPHEN D. SACHS

                                             --------------------------------

                       SERVICE AND RE-MARKETING AGREEMENT


         Agreement ("Agreement") made as of the 31st day of March, 2000 by and between TechTeam Capital Group, LLC, a Michigan Limited Liability Company ("TTCG"), and Newco Consultants, LLC, a Michigan limited liability company ("NEWCO"). TTCG and NEWCO are sometimes referred to hereafter as the "Parties."

                                    RECITALS

         A. TTCG is engaged in the business of leasing equipment and has an existing portfolio of operating and direct financing leases.

         B. NEWCO is a newly formed limited liability company organized for the purposes of acquiring certain assets of TTCG pursuant to an Asset Purchase Agreement between TTCG and NEWCO of even date herewith.

         C. NEWCO and TTCG each desire to enter into an agreement whereby NEWCO will provide lease management and re-marketing services to TTCG.

         NOW, THEREFORE, in consideration of the mutual promises and benefits contained herein, the parties agree as follows:

         1. SERVICES.

                  1.1 LEASE MANAGEMENT SERVICES TO BE PROVIDED BY NEWCO. NEWCO shall provide the following services for the portfolio of leases identified on Schedule A (the "Leases"), as such schedule may be amended from time to time:

                  (a) Assume all responsibility for communicating with
            lessees under the Leases; and

                  (b) Coordinate and implement the return, inspection
            and storage of the equipment subject to the Leases.

                  1.2 RE-MARKETING SERVICES TO BE PROVIDED BY NEWCO. NEWCO shall use its best efforts to re-lease or resell the leased assets upon termination of the Leases. NEWCO's remarketing services shall be performed on a non-exclusive basis and NEWCO shall be required to obtain TTCG's prior written approval to any re-lease or resale, except when such re-lease or sale is in accordance with the terms of the master lease or the equipment schedule then in effect.

                  1.3 INDEPENDENT CONTRACTOR RELATIONSHIP. The parties agree that NEWCO shall provide the services to TTCG hereunder as an Independent Contractor and the provision of such services shall not be construed to create an employer/employee or agency relationship between TTCG and NEWCO. Except as expressly provided herein, neither party has the right or authority to assume or create any obligation, liability or responsibility on behalf of the other, or to hold itself out as an agent or representative of the other.

         2. TERM OF AGREEMENT AND TERMINATION. This Agreement shall commence on April 1, 2000 ("Effective Date") and remain in full force and effect for a period of four (4) years. Notwithstanding the foregoing, this Agreement may be terminated by either party in the event of a material breach of this Agreement by the other party.

         3. PAYMENT AND TERMS.

                  3.1 LEASE MANAGEMENT SERVICES. For lease management services under Section 1.1 of this Agreement, TTCG shall pay NEWCO a total service fee of $675,000, equivalent to $14,062.50 per month, prepaid in nine equal monthly installments of $75,000 each (the "Service Fee").

                  The Service Fee shall be paid by TTCG to NEWCO as follows:

                  (a) TTCG shall pay NEWCO $35,000 on the first day of each month for nine consecutive months commencing April 1, 2000;

                  (b) TTCG shall credit $40,000 of the Service Fee otherwise payable to NEWCO each month for the nine months ending December 1, 2000 to repayment of the indebtedness of Charles F. Barnes, Gordon P. Sachs and David M. Sachs, respectively, under the Loan Receivables Notes (as defined in the Asset Purchase Agreement by and among TTCG, NEWCO, Charles F. Barnes, Gordon P. Sachs and David M. Sachs of even date herewith). Such credit shall be allocated each month among the Loan Receivable Notes as follows:

                  Note Given by             Credit
                  ------------------------------------
                  Charles F. Barnes         $15,044.43

                  Gordon P. Sachs           $265.40

                  David M. Sachs            $24,690.17

                  3.2 RE-MARKETING SERVICES. For any Leases where NEWCO has provided Re-Marketing Services under Section 1.2 of this Agreement, TTCG shall pay NEWCO a quarterly fee (the "Re-Marketing Fee") equal to 100 percent of the amount, if any, by which the aggregate cash received for re-leasings and resales of assets during the calendar quarter exceeds the aggregate residual value of such assets. For any Leases where NEWCO has provided Re-Marketing Services under Section 1.2 of this Agreement, TTCG shall also pay NEWCO a quarterly fee equal to 100 percent of the amount, if any, by which the aggregate cash received exceeds the aggregate current book value of estimated residuals from re-marketing agreements on previously sold leases during the same calendar quarter. A listing of those leases with booked estimated residuals and those with no booked estimated residuals is attached as Schedule B. In addition, TTCG shall pay NEWCO 100 percent of the cash received from re-marketing agreements on sold leases where TTCG has booked no estimated residual value.

                  The Re-Marketing Fee shall be paid by TTCG to NEWCO within thirty (30) days after each March 31, June 30, September 30 and December 31 while this Agreement remains in effect, commencing June 30, 2000.


         4. REPRESENTATIONS AND WARRANTIES OF NEWCO. Representations and warranties made by NEWCO herein shall survive the term of this Agreement for a period of 2 years after any termination hereof. The representations and warranties in this Section 4 are deemed to be material and TTCG is entering into this Agreement relying on such representations and warranties. NEWCO represents and warrants to TTCG as follows:

                  4.1 AUTHORIZATION. The execution and delivery of this Agreement by NEWCO has been duly authorized by all requisite action. This Agreement constitutes the valid and legally binding obligation of NEWCO enforceable against it in accordance with the terms of this Agreement. The execution, delivery and performance by NEWCO of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to NEWCO; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator or; (c) violate the provisions of any separate contract, agreement or arrangement to which NEWCO is bound.

                  4.2 NEWCO'S KNOWLEDGE OF BUSINESS. NEWCO is highly familiar with the details of the Leases and the business of TTCG by virtue of the fact that NEWCO's officers and/or owners have conducted the business of TTCG since its inception. NEWCO is relying exclusively on its knowledge and understanding of TTCG in evaluating whether to proceed with the transactions contemplated by this Agreement and acknowledges that TTCG has made no representations, oral, written or otherwise, as to the condition or value of the Leases or the assets leased thereunder.

         5. REPRESENTATIONS AND WARRANTIES OF TTCG. Representations and warranties made by TTCG herein shall survive the term of this Agreement for a period of 2 years after any termination hereof. The representations and warranties in this Section 5 are deemed to be material and NEWCO is entering into this Agreement relying on such representations and warranties.

                  5.1 AUTHORIZATION. The execution and delivery of this Agreement by TTCG has been duly authorized by all requisite action. This Agreement constitutes the valid and legally binding obligation of TTCG, enforceable against it in accordance with the terms of this Agreement. The execution, delivery and performance by TTCG of this Agreement and the agreements provided for herein, and the consummation by it of the transactions contemplated hereby and thereby, will not with or without the giving of notice or the passage of time or both,
         (a) violate the provisions of any law, rule or regulation applicable to TTCG; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator or; (c) violate the provisions of any separate contract, agreement or arrangement to which TTCG is bound.

         6. INDEMNIFICATION AND REIMBURSEMENT.

            6.1 INDEMNIFICATION OF TTCG BY NEWCO.

                (a) INDEMNIFICATION. NEWCO hereby agrees to indemnify, defend and hold harmless TTCG and any parent, subsidiary or affiliate thereof, and all directors, officers. employees, agents and consultants of each of the foregoing (collectively, the "Indemnified TTCG Parties" and individually an "Indemnified TTCG Party") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (whether absolute, or accrued, contingent or otherwise), costs and expenses, including but not limited to, interest, penalties and attorneys' fees and expenses (collectively, "Damages"), asserted against, imposed upon or incurred by any Indemnified TTCG Party, directly or indirectly, by reason of or resulting from or relating to any of the following:

                    (i) Misrepresentation or breach by NEWCO of any warranty or covenant or term or condition made or contained in this Agreement or in any certificate, schedule or other instrument furnished or to be furnished to TTCG under this Agreement;

                    (ii) Litigation or other claims arising from the acts or
                 failures to act of NEWCO in accordance with (A) applicable federal, state or local statute, ordinance or common law or (B) the terms and conditions of this Agreement.

            The only exclusion from this indemnification provision is liability arising from negligent acts or omissions of TTCG.

                (b) NOTICE AND DEFENSE OF CLAIMS. If requested by NEWCO or if the Indemnified TTCG Party so desires, the Indemnified TTCG Party shall tender the defense to NEWCO of any matter for which the Indemnified TTCG Party believes it is entitled to indemnification pursuant to Section 6.1(a) of this Agreement, in which event NEWCO shall conduct such defense at its sole cost and thereafter be liable for all Damages with respect to such claim or proceeding. Such notice shall be given in accordance with Section 7.7 hereof.

                If NEWCO elects to assume control of such defense or settlement, it shall conduct such defense or settlement in a manner reasonably satisfactory and effective to protect the Indemnified TTCG Party fully; NEWCO and its counsel will keep the Indemnified TTCG Party fully advised as to the conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the Indemnified TTCG Party's written consent. In any case, the Indemnified TTCG Party shall have the right to employ its own counsel and such counsel may participate in such action, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified TTCG Party, when and as incurred unless (A) the employment of counsel by the Indemnified TTCG Party has been authorized in writing by NEWCO, (B) the Indemnified TTCG Party shall have reasonably concluded that there may be a conflict of interest between NEWCO and the Indemnified TTCG Party in the conduct of the defense of such action, or (C) NEWCO shall not in fact have employed independent counsel reasonably satisfactory to the Indemnified TTCG Party to assume the defense of such action and shall have been so notified by the Indemnified TTCG Party. If clause (B) or (C) of the preceding sentence shall be applicable, then counsel for the Indemnified TTCG Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified TTCG Party and the reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

                The Indemnified TTCG Party and NEWCO, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by its own counsel.

            6.2 INDEMNIFICATION OF NEWCO BY TTCG.

                (a) INDEMNIFICATION. TTCG hereby agrees to indemnify, defend and hold harmless NEWCO and any parent, subsidiary or affiliate thereof, and all directors, officers, employees (except the Leased Employees), agents and consultants of each of the foregoing (collectively, the "Indemnified NEWCO Parties," and individually, an "Indemnified NEWCO Party") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, (whether absolute, or accrued, contingent or otherwise), costs and expenses, including but not limited to, interest, penalties and attorneys' fees and expenses (collectively, "Damages"), asserted against, imposed upon or incurred by any Indemnified NEWCO Party, directly or indirectly, by reason of or resulting from or relating to any of the following:

                        (i) Misrepresentation or breach by TTCG of any warranty or covenant or term or condition made or contained in this Agreement or in any certificate, schedule or other instrument furnished or to be furnished to NEWCO under this Agreement; and

                        (ii) Litigation or other claims arising from the acts
                    or failures to act of TTCG in accordance with (A) applicable federal, state or local statute, ordinance or common law or (B) the terms and conditions of this Agreement.

            The only exclusion from this indemnification provision is liability arising from grossly negligent acts of NEWCO.

                 (b) NOTICE AND DEFENSE OF CLAIMS. If requested by the TTCG or if the Indemnified NEWCO Party so desires, the Indemnified NEWCO Party shall tender the defense to TTCG of any matter for which the Indemnified NEWCO Party believes it is entitled to indemnification pursuant to Section 6.2(a) of this Agreement, in which event TTCG shall conduct such defense at its sole cost and thereafter be liable for all Damages with respect to such claim or proceeding. Such notice shall be given in accordance with Section 7.7 hereof.

                 If TTCG elects to assume control of such defense or settlement, it shall conduct such defense or settlement in a manner reasonably satisfactory and effective to protect the Indemnified NEWCO Party fully; TTCG and its counsel will keep the Indemnified NEWCO Party fully advised as to the conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the Indemnified NEWCO Party's written consent. In any case, the Indemnified NEWCO Party shall have the right to employ its own counsel and such counsel may participate in such action, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified NEWCO Party, when and as incurred unless (A) the employment of counsel by the Indemnified NEWCO Party has been authorized in writing by TTCG, (B) the Indemnified NEWCO Party shall have reasonably concluded that there may be a conflict of interest between TTCG and the Indemnified NEWCO Party in the conduct of the defense of such action, or (C) TTCG shall not in fact have employed independent counsel reasonably satisfactory to the Indemnified NEWCO Party to assume the defense of such action and shall have been so notified by the Indemnified NEWCO Party. If clause (B) or (C) of the preceding sentence shall be applicable, then counsel for the Indemnified NEWCO Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified NEWCO Party and the reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

                           The Indemnified NEWCO Party and TTCG, as the case may
                  be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by its own counsel.

                  6.3 COOPERATION. The parties hereto agree to render to each other such assistance as may reasonably be expected of each other and to cooperate in good faith with each other in order to insure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected pursuant to
         Section 6.1(a) or Section 6.2(a), each party shall be entitled to rely on the advice of such counsel in the conduct of the defense.

                  6.4 CONFIDENTIALITY. The parties agree to cooperate in such a manner as to preserve and uphold the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees (a) it will use its best efforts in any action, suit or proceeding in which it has assumed or participated in the defense to avoid production of confidential business records (consistent with applicable law and rules of procedures) and (b) all communications between any party hereto and counsel responsible for or participating in the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

                  7. MISCELLANEOUS.

                  7.1 ASSIGNMENT. Neither party shall assign this Agreement or its rights and duties hereunder, nor any interest herein, without prior written consent from the other.

                  7.2 ENTIRE AGREEMENT. This Agreement and the Schedules annexed hereto constitute the entire agreement between the parties with regard to the subject matter herein. No oral or written agreement or practice between the parties relating to the subject matter herein shall supersede this Agreement.

                  7.3 AMENDMENT. None of the terms and provisions of this Agreement may be modified or amended in any way except by an instrument in writing executed by each party hereto.

                  7.4 WAIVER. Failure by either party hereto at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor effect the validity and operation of this Agreement, nor prejudice either party with regard to any subsequent action.

                  7.5 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telex, telecopy or other wire transmission (with request for assurance in a manner typical with respect to communications of that type), overnight air courier (postage prepaid), registered or certified mail (postage prepaid with return receipt requested), addressed to the party's principal place of business (attention to the president) or to such other address of which the parties may have given notice. Unless otherwise specified herein, notices shall be deemed received (a) on the date delivered, if delivered personally or by wire transmission; (b) on the next business day after deposit with an overnight air courier; or (c) three business days after being sent, if sent by registered or certified mail.

                  7.6 GOVERNING LAW. This Agreement shall be interpreted and enforced under the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State without giving effect to choice of law principles of such State. The parties irrevocably consent to the jurisdiction of the courts of Michigan to determine all issues which may arise under this Agreement.

                  7.7 SEVERABILITY. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

                  7.8 FORCE MAJEURE. Neither party hereto shall be liable to the other for any loss of business or any other damages caused by an interruption of this Agreement whereas such interruption is due to: war, rebellion or insurrection; an act of God; fire; government statute, order, or regulation prohibiting the performance of this Agreement; riots, strikes, labor stoppages, lockouts or labor disputes to the extent such occurrences are not caused by the actions of the party seeking relief under this Section; or other causes beyond the reasonable control of NEWCO or TTCG.

                  7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon NEWCO and TTCG and the successors, transfers and assigns of each.

                  7.10 SECTION HEADINGS. The Section Headings of this Agreement are for the convenience of the parties only and in no way after, modify, amend, limit or restrict contractual obligations of the parties.

                  7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year first above written.

                              NEWCO CONSULTANTS, LLC


                              By:
                                 ---------------------------
                              Its:
                                 ---------------------------

                              TECHTEAM CAPITAL GROUP, LLC

                              By:
                                 ---------------------------
                              Its:
                                 ---------------------------

                                   SCHEDULE A

                                     LEASES

                                   SCHEDULE B

                                   SCHEDULE OF
                                 RESIDUAL VALUES